EXHIBIT 10.2

                              FIRST COMMERCE CORPORATION
                         RETIREMENT BENEFIT RESTORATION PLAN


               WHEREAS, First Commerce Corporation (the "Company") established effective January 1, 1986, as a successor to prior defined-benefit plans, a defined benefit plan known as the Retirement Plan for Employees of First Commerce Corporation (the "Retirement Plan"), designed to qualify under Internal Revenue Code Section 401(a);

               WHEREAS, the Retirement Plan provides benefits for employees of the Company and each of its subsidiaries and affiliates (each such employer hereinafter included in the term "Employer");

               WHEREAS, for purposes of calculating the benefit of a participant in the Retirement Plan (a "Retirement Plan Participant"), since 1989 Internal Revenue Code Section 401(a)(17) has forbidden the Retirement Plan to take into account earnings in excess of a dollar limit, which limit began at $200,000 was adjusted upward each year from 1989 to 1993 to reflect cost-of-living increases and was reduced to $150,000 for 1994;

               WHEREAS, Section 415 of the Code limits the amount of benefit that can accrue for a participant in the Retirement Plan;

               WHEREAS, a few Retirement Plan Participants are affected by the limitations under Code Sections 401(a)(17) and 415, and accordingly their retirement benefits constitute a smaller percentage of their earnings than similarly situated participants who have less earnings;

               WHEREAS, the Board of Directors of the Company at its December 20, 1993, meeting authorized the establishment of a plan to pay the difference between (1) the benefit the Retirement Plan Participant would receive under the Retirement Plan if his total earnings (other than the portion of any bonus in excess of 30% of base pay) were taken into account and there were no limits under Code Section 415, and (2) the benefit he actually receives under the Retirement Plan;

               NOW, THEREFORE, effective January 1, 1994, the Company adopts the First Commerce Corporation Retirement Benefit Restoration Plan (the "Plan") having the following terms and conditions:

          Section 1.Definitions.

               a.   An "Employee" is any person employed by an Employer.

               b. An Employee's "Retirement Plan Compensation" for a year shall be the same as his Compensation for that year under the Retirement Plan as then written.

               c. An Employee's "Total Compensation" for a year shall be the same as his Retirement Plan Compensation for that year, except that (1) the portion (if any) of an Employee's bonus for the year in excess of 30% of base pay for the year shall not be included, and (2) the dollar limitation required by Internal Revenue Code Section 401(a)(17) to be imposed on Retirement Plan Compensation shall be ignored.

               d.   An Employee's  "Excess Compensation" for any year shall
          be  the  difference  between   his  Total  Compensation  and  his
          Retirement Plan Compensation for that year.

               Any capitalized term used in this Plan document that is not defined herein but is defined in the Retirement Plan document, as amended, shall have the same meaning as is given to it in the Retirement Plan document, as amended.

          Section 2.Participation.

               Every Retirement Plan Participant who in 1993 or any year thereafter receives Excess Compensation of $1,000 or more shall become a Participant in the Plan upon such person's Entry Date if still an Employee on that date. A person's "Entry Date" is the latest of (a) January 1, 1994, (b) the last day of the year in which such person becomes fully vested under the Retirement Plan, or (c) the last day of the first year in which such person has Excess Compensation of $1,000 or more.

          Section 3.Payment of Benefit.

               The benefit payable under the Plan shall be known as the "Restoration Benefit". The Restoration Benefit shall be paid in the same form and at the same time as the benefit paid to the Participant under the Retirement Plan.

          Section 4.Amount of the Benefit.

               The amount of the Restoration Benefit shall be equal to A minus B, where

               "A" = The benefit that the Participant would have received under the Retirement Plan if (1) Total Compensation rather than Retirement Plan Compensation were used to calculate his Accrued Benefit with respect to each year of participation in the Retirement Plan after 1988, and (2) the annual benefit limitations under Code Section 415 did not apply.

               "B"  =  The  benefit  that  the  Participant   actually
               receives under the Retirement Plan.

          Section 5.Survivor Benefit.

               Upon a Participant's death no benefit shall be paid under the Plan unless a benefit is payable to a surviving annuitant or beneficiary under the Retirement Plan. The amount of the benefit payable to the beneficiary or surviving annuitant under the Plan shall be equal to the difference between the benefit that would have been paid under the Retirement Plan if Total Compensation had been taken into account and there were no annual benefit limit, and the benefit actually paid under the Retirement Plan. The benefit shall be paid to the same person, in the same form, and for the same term as the benefit under the Retirement Plan.

          Section 6.Company's Obligation

               The Company and the Participant's Employer or Employers shall be responsible to pay the benefits provided for in this Plan.

          Section 7.Plan Administration.

               a.   The   First   Commerce  Corporation  Employee  Benefits
          Committee shall be the Plan Administrator.

               b. The Plan Administer may appoint such agents, attorneys, accounts, and actuaries as may be required to administer the Plan.

               c. The Plan Administrator shall make all decisions in connection with the administration of the Plan, including decisions concerning eligibility to participate and amounts of benefits. The Plan Administrator shall have the sole authority to interpret the Plan, and all of its decisions shall be final and binding on all persons affected thereby.

          Section 8.Assignment.

               To the extent that a Participant, survivor annuitant or beneficiary acquires a contractual right to receive a Restoration Benefit, such right shall not be subject to assignment, pledge (including collateral for a loan or security for the performance of an obligation), encumbrance or transfer. Any attempt to assign, pledge, encumber or transfer such rights shall not be recognized.

          Section 9.Amendment and Termination.

               The Company, through its Board of Directors or any person to whom it has delegated the power, reserves the right to amend the Plan, including discontinuing further accrual of benefits hereunder, provided that no such amendment shall reduce a Participant's already accrued Restoration Benefit or affect the vesting of the Restoration Benefit. The Company also reserves the right to terminate the Plan at any time and distribute to all Participants the Actuarial Equivalent of their Restoration Benefit earned to that date.

          Section 10.Governing Law.

               The Plan shall be governed by the laws of the State of Louisiana.

          Section 11.Funding.

               Participants, surviving annuitants and beneficiaries have only an unsecured right to receive their Restoration Benefits, as general creditors of their Employers and the Company. The company, however, has undertaken to fund its obligations through a Retirement Benefit Restoration Trust, to which it may make contributions from time to time. Assets of the Trust are subject to the payment of claims of general creditors of the Company oir any Employer upon the Company's or Employer's insolvency. The Company's and Employers' obligations under the Plan are not limited to the amount in the Trust.

          Section 12.Demand for Benefit.

               Benefits  upon termination of employment shall ordinarily be paid to a Participant without the need for demand, and to a surviving annuitant or beneficiary upon receipt of the surviving annuitant or beneficiary's address and Social Security number (and evidence of death, if needed). Nevertheless, a Participant or a person claiming to be a surviving annuitant or beneficiary can file a claim for benefits with the Committee. The Committee shall accept or reject the claim within 30 days of its receipt. If the claim is denied, the Committee shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Committee will identify these items and explain why such additional material is necessary. If the Committee neither accepts nor rejects the claim within 30 days, the claim shall be deemed to be denied. Upon the denial of a claim, the claimant may file a written appeal of the denied claim to the Committee within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing. The decision upon the appeal must be made no later than the later of
          (a) 60 days after receipt of the request for review, or (b) 30 days after the hearing. The Committee must set a date for such a hearing within 30 days after receipt of the appeal. In no event shall the date of the hearing be set later than 60 days after receipt of the notice. If the appeal is denied, the denial shall be in writing. If an initial claim is denied, and the claimant is ultimately successful, all subsequent reasonable attorney's fees and costs of claimant, including the filing of the appeal with the Committee, and any subsequent litigation, shall be paid by the Employer unless the failure of the Employer to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.


          Thus done and signed on this ___ day of June, 1994, in the presence of the undersigned competent witnesses.

          WITNESSES:                         FIRST COMMERCE CORPORATION


          ______________________             By: _________________________

                                             Title: ______________________
          ______________________



                                    ACKNOWLEDGMENT


          STATE OF LOUISIANA
          PARISH OF ORLEANS


               BEFORE ME, the undersigned Notary Public, personally came and appeared ______________, who being by me sworn did depose and state that he signed the foregoing Retirement Benefit Restoration Plan document as a free act and deed on behalf of First Commerce Corporation for the purpose therein set forth.


                                              _____________________________



          SWORN TO AND SUBSCRIBED
          BEFORE ME THIS __  DAY
          OF JUNE, 1994


          ______________________________
                    Notary Public